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                                                                   Exhibit 10.1


                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         CPT OPERATING PARTNERSHIP L.P.

         AGREEMENT OF LIMITED PARTNERSHIP dated February 19, 1998 among Correctional Properties Trust, a Maryland real estate investment trust (the "General Partner"), and the Persons listed on EXHIBIT A attached hereto (the "Initial Limited Partners," and together with any other Person who becomes a limited partner in the Partnership as hereinafter provided, the "Limited Partners"). The General Partner and the Limited Partners are sometimes referred to individually as a "Partner" and collectively as the "Partners".

                                    RECITALS

         The persons executing this Agreement as a Partner desire to form a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware (as the same may be amended from time to time, the "Act") to be known as the CPT Operating Partnership L.P. (the "Partnership"). Upon the execution of this Agreement and the simultaneous contributions by the Partners to the Partnership contemplated hereby, the Partnership is created with the General Partner serving as the Partnership's General Partner and owning all of the general partnership interests in the Partnership, and the Initial Limited Partners initially owning all of the limited partnership interests in the Partnership.

                               TERMS OF AGREEMENT

         In consideration of the foregoing and the mutual promises herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise expressly provided herein, the following terms and phrases used in this Agreement and the Exhibits hereto shall have the meanings set forth below:

         "Act" shall have the meaning ascribed to it in the Recitals hereto.



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         "Adjusted Capital Account Deficit" shall mean, with respect to any
Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments: (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         "Administrative Expenses" shall mean all those administrative costs and expenses of the General Partner described in SECTION 8.1(A).

         "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (a) any member of the Immediate Family of such Partner; (b) any shareholder, director, officer, trustee, general partner, shareholder of a general partner or beneficiary of a Partner; (c) any legal representative, successor, or assignee of any Person referred to in the preceding clauses (a) and (b); (d) any trustee for the benefit of any Person referred to in the preceding clauses (a) through (c); or (e) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with any Person referred to in the preceding clauses (a) through (d).

         "Agreement" shall mean this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "Audited Financial Statements" shall mean financial statements (balance sheet, statement of operations, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report.

         "Bankruptcy" shall mean, with respect to any Partner, (a) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq., as the same may be amended from time to time, or any other federal or state law relating to insolvency, bankruptcy or reorganization; (b) an adjudication that such Partner is insolvent or bankrupt; (c) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner;
(d) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are stayed or dismissed within ninety (90) days from the date of such filing; (e) the filing of an answer by such Partner admitting the allegations of any such petition; (f) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is stayed, vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (g) the insolvency of such Partner or



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the execution by such Partner of a general assignment for the benefit of creditors; (h) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (i) the failure of such Partner to pay its debts as they mature; (j) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; (k) the admission by such Partner in writing of its inability generally to pay its debts as they mature or that it is generally not paying its debts as they become due; or (l) the taking of any corporate or partnership action in connection with the foregoing.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which the American or New York Stock Exchange or The NASDAQ Stock Market is closed.

         "Capital Account" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section
1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations.

         "Capital Contribution" shall mean, with respect to any Partner, the amount of money and assets contributed to the Partnership by such Partner (net of liabilities to which such contributed assets are subject).

         "Cash Equivalents" shall mean obligations of the United States government with a maturity of not more than 60 days and time deposits and accounts maintained in a national banking association and fully insured by the Federal Deposit Insurance Corporation.

         "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Secretary of State of in the State of Delaware, as amended and as it may hereafter be amended from time to time in accordance with the terms of this Agreement and the Act.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Contributed Assets" shall mean, with respect to a Partner, the real property, personal property, contract rights, contracts, agreements and other assets contributed by the Partner to the Partnership and shall include the assets being contributed to the Partnership on the date hereof as the initial capital contributions of the Partners.

         "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners



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thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

         "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

         "Economic Capital Account" shall mean, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of any relevant period, increased by such Partner's share of Partnership Minimum Gain and Minimum Gain Attributable to Partner Nonrecourse Debt, and decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, limited liability company, trust, business trust, cooperative or association.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended from time to time (or any corresponding provisions of succeeding laws).

         "Event of Withdrawal" shall mean any event specified in Section 17-402 of the Act or any corresponding provision of succeeding law.

         "Fiscal Year" shall have the meaning ascribed to it in SECTION 9.4.

         "General Partner" shall mean Correctional Properties Trust, a Maryland real estate investment trust, in its capacity as general partner of the Partnership, its duly admitted successors and assigns and any other person who is a general partner of the Partnership at the time of reference thereto.

         "General Partnership Units" means the Units issued to the General Partner.

         "General Partnership Interest" shall mean the Partnership Interest held by the General Partner.

         "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows: (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution, as agreed to by the Partners; (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as agreed to by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than



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money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentage Interests; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution. If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (1) or (2) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

         "Initial Limited Partners" means CPT Limited Partner Inc., a Delaware corporation, and Correctional Properties Trust, a Maryland real estate investment trust.

         "Limited Partners" shall mean those Persons who are, at the time of reference thereto, a limited partner of the Partnership.

         "Limited Partnership Interest" shall mean any Partnership Interest held by any person or entity as a Limited Partner.

         "Limited Partnership Units" shall mean the Units issued to the Limited Partners.

         "Liquidating Trustee" shall mean such individual or Entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

         "Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

         "Net Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term "Receipts" means the sum of (i) all cash receipts of the Partnership from all sources for such period, excluding Net Sale Proceeds and Net Financing Proceeds, (ii) Capital Contributions, and (iii) any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below. The term "Expenditures" means the sum of (i) all cash expenses of the Partnership for such period, (ii) the amount of all payments of principal and interest on account of any indebtedness of the Partnership, or amounts due on such indebtedness during such period, and (iii) such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder.



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         "Net Financing Proceeds" shall mean the proceeds realized from any financing or refinancing of a Property or group of Properties, net of the amounts used to retire any indebtedness, to pay transaction costs, and to fund reserves established by the General Partner.

         "Net Income or Net Loss" shall mean, for each Fiscal Year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes and in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation
Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to ARTICLE VII hereof.

         "Net Sale Proceeds" shall mean the net proceeds realized from any sale of a Property or group of Properties, net of amounts used to repay indebtedness and transaction costs and to fund reserves established by the General Partner.

         "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

         "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(i)(3) of the Regulations.

         "Partner Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.



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         "Partners" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference hereto.

         "Partnership" shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted.

         "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

         "Partnership Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

         "Partnership Units" shall mean a unit of interest in the Partnership issued under this Agreement.

         "Percentage Interest" shall mean, with respect to any Partner, the ratio of the number of General Partnership Units and Limited Partnership Units held by such Partner to the aggregate number of Units of all such classes outstanding in the Partnership at the time of determination.

         "Person" shall mean any individual or Entity.

         "Property" shall mean any real property in which the Partnership, directly or indirectly, acquires ownership of all or a portion of a fee or leasehold interest.

         "Register" shall mean the register established pursuant to SECTION 3.5.

         "Registered Office" shall mean the location of the principal office of the Partnership as set forth in filings made by the Partnership pursuant to the Act.

         "Regulations" shall mean the final or temporary income tax regulations promulgated under the Code, as such regulations may be amended and in affect from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" shall have the meaning set forth in SECTION 7.3(F).

         "REIT" shall mean a real estate investment trust as defined in Section 856 of the Code.

         "REIT Requirements" shall mean the requirements for qualifying as a real estate investment trust under the Code and Regulations.



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         "Section 704(c) Tax Items" shall have the meaning set forth in SECTION
7.3(C).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

         "Tax Items" shall have the meaning set forth in SECTION 7.3(A).

         "Tax Matters Partner" shall have the meaning ascribed to it in SECTION 9.3.

         "Tax Payment Loan" shall have the meaning ascribed to it in SECTION
6.5.

         "Transfer" as a noun, shall mean any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

         "Transferred Partnership Interest" shall have the meaning ascribed to it in SECTION 11.3.

         "Unit" shall have the meaning ascribed to it in SECTION 3.1(C).

         "WCC" shall mean Wackenhut Corrections Corporation, a Florida corporation, and each of its subsidiaries.

         "Withholding Tax Act" shall have the meaning ascribed to it in SECTION 6.5.

                                   ARTICLE II

                            FORMATION OF PARTNERSHIP

         SECTION 2.1       FORMATION OF PARTNERSHIP.

         The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided herein, except as otherwise expressly required by the Act or other applicable law, if any.

         SECTION 2.2       NAME, PRINCIPAL PLACE OF BUSINESS AND REGISTERED
                           OFFICE.

                  (a) The business of the Partnership shall be conducted under the name of "CPT OPERATING PARTNERSHIP L.P." or such other name as the General Partner may select, and all



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transactions of the Partnership and title to all of the Partnership's assets, to the extent permitted by applicable law, shall be carried on and completed in such name.

                  (b) The principal place of business and registered office of the Partnership shall be located at 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410-4243. The General Partner may change the principal place of business or the registered office of the Partnership at any time in its sole discretion, and, in such event, shall give written notice thereof to all Limited Partners and file any required amendments to the Certificate required by the Act.

         SECTION 2.3       PURPOSE.

         The purpose of the Partnership shall be, directly or indirectly, to acquire, hold, own, develop, redevelop, construct, improve, maintain, sell, lease, rent, transfer, encumber, mortgage, convey, exchange, and otherwise dispose of or deal with real property of every kind and nature, including without limitation, the Properties; to act as and exercise all of the powers of the general partner or a limited partner, as the case may be, in partnerships or joint ventures in which the Partnership has an interest; to acquire, own, deal with and dispose of securities and other interests in partnerships, corporations or joint ventures, including corporations, partnerships, joint ventures and other associations formed for the acquisition, development or redevelopment of real and personal property or the provision of services thereto; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; and to otherwise engage in or conduct any enterprise, business or activity in which a limited partnership may engage in or conduct under the Act.

         SECTION 2.4       POWERS.

         The Partnership shall have and exercise all powers now or hereafter permitted by the State of Delaware to be exercised by a limited partnership formed under the Act. In connection with (and without limiting) the foregoing, the Partnership shall have full power and authority, directly or through its interests in other partnerships, corporations, joint ventures or other associations, to enter into, perform, and carry out contracts of any kind, to borrow and lend money and to issue evidences of indebtedness, whether or not secured by mortgages, trust deeds, pledges or other liens, and to guaranty, provide security for or cause any subsidiary joint venture or other association in which the Partnership has an interest to guaranty or provide security for indebtedness or other obligations of the Partnership or any subsidiary.

         SECTION 2.5       TERM.

         The Partnership shall commence existence upon the filing of the Certificate with the Secretary of the State of Delaware and shall dissolve at 12:01 a.m. on December 31, 2048, unless sooner dissolved pursuant to law or this Agreement.



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         SECTION 2.6       AMENDMENT OF CERTIFICATE.

         Promptly upon the execution and delivery hereof, the General Partner shall cause the Certificate to be filed with the Secretary of State of Delaware and such other elections, notices, instruments, documents or certificates as may be required by applicable law, including, without limitation, applications to do business in all jurisdictions where the Partnership will own property, and which may be necessary to enable the Partnership to conduct its business, and to own its properties, under the Partnership's name, to be amended and/or filed or recorded in all appropriate public offices.

         SECTION 2.7       PARTNERSHIP ASSETS.

                  (a) The Partners shall use the Partnership's credit and assets solely for the benefit of the Partnership. All real and personal property owned by the Partnership shall be owned by the Partnership, and the Partners as such shall have no direct interest therein.

                  (b) To the extent allowable under applicable law, title to all or any part of the properties of the Partnership may be held in the name of the Partnership or any other Person as nominee for the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

                  (c) No Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property for other than a Partnership purpose, and notwithstanding any provision of applicable law to the contrary, each Partner (and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Partnership Interest or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

         SECTION 2.8       LIMITATION ON LIABILITY OF PERSONS RELATED TO
                           PARTNERS.

         Except as otherwise required by applicable law or as expressly agreed in writing, no director, trustee, officer, shareholder, partner, employee or agent of any Partner shall be personally liable for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement or for the performance of any other covenant or agreement of such Partner contained herein.

         SECTION 2.9       CONFLICTS OF INTEREST AND TRANSACTIONS WITH
                           AFFILIATES.

                  (a) Subject to the limitations expressly set forth herein, any Partner and any Affiliate of any Partner may engage in or possess an interest in any business or activity whatsoever, whether now existing or hereafter created, without any accountability to the Partnership or any Partner. This Agreement shall not give the Partnership or any Partner any interest in, or right to, any



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such business or activity or any proceeds, income or profit thereof or therefrom. No Partner shall be obligated to offer any business opportunity to the Partnership or any other Partner.

                  (b) Subject to the limitations expressly set forth herein, the Partnership may enter into any arrangement, contract, agreement or business venture that is not prohibited under the Act with any Partner or any Partner's Affiliates. Each Partner understands and acknowledges that the conduct of the business of the Partnership will involve business dealings with such other business ventures or undertakings of the Partners and their Affiliates. Without limiting the generality of the foregoing, the Partnership, at the discretion of the General Partner, may borrow funds from any Partner or any Partner's Affiliates. Except to the extent otherwise provided herein, any material transaction between the Partnership and any Partner or Affiliate of a Partner shall be on terms reasonably determined by the General Partner to be no less favorable than the terms which could be obtained from unrelated third parties.

         SECTION 2.10      STATUTORY COMPLIANCE.

         The General Partner has executed and shall promptly cause to be filed the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Act and hereafter shall execute such further documents and take such further action as shall be appropriate to comply with the Act and all other all requirements of law for the formation and operation of a limited partnership in the State of Delaware and all other jurisdictions in which the Partnership may elect to do business.

                                   ARTICLE III

                              PARTNERSHIP INTERESTS

         SECTION 3.1       IN GENERAL.

                  (a) The Partnership initially shall have two classes of Partnership Interests: "General Partnership Interests," and "Limited Partnership Interests," each of which shall be divided into units as provided in paragraph
(c) below. The Partnership may create and issue additional classes of General or Limited Partnership Interests in accordance with SECTION 3.3.

                  (b) Any Person may at the same time hold more than one class of Partnership Interest and, in such event, shall for the purposes of this Agreement be separately entitled to the rights afforded a Partner in each of such classes under this Agreement. If a General Partner contributes to the capital of the Partnership as a Limited Partner or purchases any Limited Partnership Interest, it shall be treated in all respects as a Limited Partner as to such Limited Partnership Interests.

                  (c) Each class of Partnership Interest issued by the Partnership shall be divided into units ("Units") with each Unit within a class representing an equal undivided fractional share of



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each item of Partnership income, gain, and loss, and in each distribution of
Partnership assets, allocable to the Units of that class.

         SECTION 3.2 PARTNERSHIP INTERESTS. An aggregate of 150,000,000 Units is hereby authorized for issuance pursuant to SECTION 4.1, SECTION 4.2 and SECTION
4.4. The Limited Partnership Units and the General Partnership Units shall be entitled to such voting and other rights as may be herein specified.

         SECTION 3.3 CREATION AND ISSUANCE OF ADDITIONAL CLASSES OF PARTNERSHIP INTERESTS.

                  (a) Subject only to the limitations expressly set forth in this Agreement, the General Partner may from time to time solicit and accept additional Capital Contributions from any Person and/or cause the Partnership to create and issue such additional classes of Partnership Interests, rights, options or warrants exercisable for or convertible into Partnership Interests, or other securities or instruments of any type or class whatsoever. Any such Partnership Interests, rights, options, warrants, securities or instruments may be issued for cash, property, services, or such other type, form, and amount of consideration (including notes, other evidences of indebtedness or obligations of the Person acquiring the interest, instrument or security, as the case may
be) as the General Partner may determine to be appropriate. Each such class of additional Partnership Interest shall have such rights, privileges and preferences, and be subject to such limitations, as the General Partner shall specify, including, without limitation, the right, but not the obligation, of such Person acquiring the interest to exchange all or a portion of their interest for cash or, at the option of the Partnership, for shares of capital stock of the Initial Limited Partner.

                  (b) The creation of an additional class of Partnership Interest permitted hereunder may be made by the General Partner by setting forth either in an amendment or an addendum to this Agreement the relative rights, obligations, duties, and preferences of each new class of Partnership Interests created. A copy of this Agreement as so amended, or the addendum as so adopted, as the case may be, shall be provided to each other Partner. All filings necessary to be made under the Act or applicable law in connection with the creation of such interests shall be made by the General Partner on behalf of the Partnership.

         SECTION 3.4 OTHER PROVISIONS RELATING TO ALL CLASSES OF PARTNERSHIP INTERESTS.

                  (a) Fractional Units may be issued, with the amount of any such fractional interest being rounded to the fourth decimal place.

                  (b) By executing this Agreement, each Partner consents and authorizes the Partnership, acting solely through the General Partner, to issue, subject to the express requirements and limitations hereof, such interests, instruments and securities upon such terms and conditions as the General Partner may from time to time determine to be appropriate.

         SECTION 3.5       REGISTER.

         The General Partner shall maintain a Register at the principal place of business of the Partnership setting forth the names, addresses and Capital Accounts of the Partners, and the number and class of Partnership Interests held by each Partner. Upon any adjustment or cancellation of any Partner's Partnership Interest, the General Partner shall make such adjustment or cancellation in the Register and send written notice thereof to the Partner so affected. Upon an assignment by a Partner of all or a part of its Partnership Interest in the Partnership pursuant to the terms hereof and as permitted hereby, the General Partner shall register such assignment in the Register. The General Partner shall note on the Register any restrictions on the transfer of any Partner's Partnership Interests. In the absence of manifest error, the Register shall constitute conclusive evidence of the interest of each Partner and other Person in Partnership Units.

                                   ARTICLE IV

                    CONTRIBUTIONS TO CAPITAL AND ISSUANCES OF
                              PARTNERSHIP INTERESTS

         SECTION 4.1       GENERAL PARTNER CAPITAL CONTRIBUTIONS.

         Concurrently herewith the General Partner shall contribute, or cause to be contributed, its initial Capital Contribution to the Partnership as General Partner in the amount as set forth on EXHIBIT A, , and the Partnership shall issue to the General Partner, and register in the name of the General Partner on the Register, General Partnership Units as set forth on EXHIBIT A.

         SECTION 4.2       INITIAL LIMITED PARTNER CAPITAL CONTRIBUTIONS.

         Concurrently herewith the Initial Limited Partners shall contribute, or cause to be contributed, their initial Capital Contributions to the Partnership in the amount as set forth on EXHIBIT A hereto, and the Partnership shall issue to the Initial Limited Partners, and register in the name of the Initial Limited Partners on the Register, Limited Partnership Units as set forth on EXHIBIT A.

         SECTION 4.3       CAPITAL CONTRIBUTIONS GENERALLY.

         Except as otherwise expressly provided herein or to the extent that a Partner agrees to make a Capital Contribution to, or to purchase Partnership Interests from, the Partnership: (i) no Partner shall be required to contribute any capital to the Partnership; (ii) no Partner may withdraw any of its capital from the Partnership; (iii) no Partner shall be required to make any loan to the Partnership; (iv) loans by a Partner to the Partnership shall not be considered a contribution of capital, shall not increase the Capital Account of the lending Partner or the lending Partner's ownership interest in the

Partnership and the repayment of such loans by the Partnership shall not decrease, or result in any adjustment to, the Capital Account of the Partner making the loans; (v) no interest shall be paid on any capital contributed to the Partnership by any Partner; (vi) under any circumstances requiring a return of all or any portion of a Capital Contribution, no Partner shall have the right to receive property other than cash; and (vii) no Partner shall be required at any time to restore any deficit in such Partner's Capital Account.

         SECTION 4.4       CONTRIBUTION OF PROCEEDS OF ISSUANCE OF GENERAL
                           PARTNER STOCK

         In connection with the initial offering of common stock by the General Partner, the General Partner and the Initial Limited Partners shall make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such offering, grant, award, or issuance, provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such offering, grant, award, or issuance as a result of any underwriter's discount, commission, or fee or other expenses paid or incurred in connection with such offering, grant, award, or issuance, then the General Partner and the Initial Limited Partners shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid pursuant to SECTION 8.1 for the amount of such underwriter's discount or other expenses. Upon contribution of such additional capital to the Partnership, the General Partner and the Initial Limited Partners will receive additional Units, and their Percentage Interests will be adjusted, on a proportionate basis based upon the amount of such additional capital contributions and the value of the Partnership at the time of such contributions.

         SECTION 4.5       NO THIRD PARTY BENEFICIARY.

         No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                                    ARTICLE V

                                CAPITAL ACCOUNTS

         SECTION 5.1       ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS.

                  (a) A Capital Account shall be established for each Partner in the amount of such Partner's initial Capital Contribution to the Partnership. Unless otherwise provided in this

Agreement, each Partner's Capital Account shall be determined and maintained in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv) (or any corresponding provision of succeeding law), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the General Partner shall make such modifications.

                  (b) Pursuant to the foregoing accounting rules, a Partner's Capital Account shall be increased, decreased, adjusted, and maintained as provided in ARTICLE VII.

         SECTION 5.2       SUCCESSION TO CAPITAL ACCOUNTS.

         Subject to SECTION 11.4, in the event of a transfer of any Partnership Interest permitted herein, the Capital Account of the transferor Partner that is attributable to the transferred Partnership Interest shall be carried over to the transferee of such interest and adjusted as provided in the Regulations under Code Section 704.

         SECTION 5.3       CERTAIN ADJUSTMENTS.

         In connection with any Capital Contribution to the Partnership in consideration for a Partnership Interest, or a distribution by the Partnership to a Partner in respect of a Partnership Interest, the General Partner shall be authorized to increase or decrease the Capital Accounts to reflect a revaluation of Partnership property as provided in Regulation Section 1.704-1(b)(2)(iv)(f).

                                   ARTICLE VI

                                  DISTRIBUTIONS

         SECTION 6.1       DISTRIBUTIONS.

         The General Partner shall cause the Partnership to declare and pay quarterly (or more frequently, as the General Partner may determine) distributions of Net Cash Flow to the holders of the General Partnership Units and the Limited Partnership Units within ninety (90) days following the end of the quarter in respect of which the payment is made, out of funds legally available therefor, in such aggregate amount as the General Partner in its discretion shall determine, in accordance with their respective Percentage Interests.

         SECTION 6.2       DISTRIBUTIONS TO PAY TAXES.

                  (a) Notwithstanding anything to the contrary in SECTION 6.1, if the Partnership has taxable income for any Fiscal Year (including any taxable gain associated with the sale of section

704(c) property (as defined in Regulation Section 1.704-3)), the Partnership shall, out of any funds legally available therefor, distribute to the Partners, on or before the 90th day following the end of the calendar year that includes the last day of such Fiscal Year, the amount necessary for the Partners (and all Persons who are required to pay taxes on the taxable income of the Partnership by reason of their direct or indirect ownership of any interest in the Partnership) to pay federal, state and local income taxes with respect to such taxable income, computed by multiplying such taxable income by the highest combined federal, state and local income tax rate applicable to any such Person for the calendar year that includes the last day of the Fiscal Year in which such taxable income is allocated to such Partner.

                  (b) The Partnership shall not make a distribution under this
SECTION 6.2 if it does not have sufficient cash on hand to fund such distribution.

         SECTION 6.3       DISTRIBUTIONS UPON LIQUIDATION.

         Liquidating distributions shall in all cases be made in accordance with the provisions of SECTION 13.5.

         SECTION 6.4       ADDITIONAL DISTRIBUTION RULES.

                  (a) EFFECTIVE DATE. Distributions shall be charged against the Partners' Capital Accounts as of the date the distributions are made.

                  (b) DIVISION AMONG LIMITED PARTNERS. Except as may otherwise be provided herein or in the instruments creating a class of Partnership Interests, each distribution made to the Limited Partners of a given class pursuant to this ARTICLE VI shall be divided among the Limited Partners of such class so that each of them shall receive the same proportion thereof as the Units of such class owned by such Limited Partner bear to all Units of the same class then owned by all Limited Partners.

                  (c) OBLIGATION TO REPAY DISTRIBUTION. In the absence of fraud or mistake, or except as otherwise required by law, no Partner shall have any obligation or responsibility to repay to the Partnership any distribution made by the Partnership to a Partner pursuant to this Agreement.

                  (d) LEGAL REQUIREMENTS. Notwithstanding anything contained herein to the contrary, the General Partner may withhold making a distribution to any Limited Partner, or to any transferee of a Limited Partner, until the Limited Partner or the transferee has provided the General Partner with all necessary information and assurances, including an opinion of counsel satisfactory to the General Partner requested by the General Partner, to determine that such distribution will be in compliance with all applicable laws.

         SECTION 6.5       TAXES WITHHELD.

         Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the federal tax underpayment rate, under Section 6621(a)(2) of the Code, as reported from time to time. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner. The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

         SECTION 6.6       IN-KIND DISTRIBUTIONS.

         If, at the discretion of the General Partner, any assets of the Partnership other than cash are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof as determined by the General Partner in its reasonable discretion on the date of distribution. Without limiting the General Partner's discretion to make such a valuation or requiring that any such appraisal be made, the valuation of any asset by the General Partner on the basis of the determination of its fair market value by an independent appraiser shall be deemed to be a reasonable value for such asset and a reasonable exercise of such discretion. If any Partnership property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not previously been reflected in the Partners' Capital Accounts) would be allocated among the Partners if there had been a taxable disposition of such property at its fair market value on the date of distribution. The Capital Accounts of the Partner receiving a distribution in kind shall then be reduced by the fair market value of the property distributed. Subject to the limitations on such distributions in connection with any distribution of property of the Partnership in kind, including any distribution in connection with the liquidation of the Partnership, the General Partner need not distribute each asset ratably to all Partners, so long as all Partners concurrently receive distributions of cash and other property, valued as provided above, in the proportion to which they would otherwise be entitled.

                                   ARTICLE VII

                                   ALLOCATIONS

         SECTION 7.1       ALLOCATION OF NET INCOME AND NET LOSS.

         Any Net Income or Net Loss shall, except as otherwise provided herein, be allocated among the Partners as follows:

                  (a) First, Net Income or Net Loss shall be allocated to the Partners in such manner as to cause, as quickly as possible, their Capital Accounts to be proportionate to their Percentage Interests; and

                  (b) Any remaining Net Income or Net Loss shall be allocated to the Partners in proportion to their Percentage Interests.

         SECTION 7.2       SPECIAL ALLOCATIONS.

         Notwithstanding anything to the contrary contained in this Agreement:

                  (a) MINIMUM GAIN CHARGEBACK (NONRECOURSE LIABILITIES). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or
(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for each year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                  (b) MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportions to the respective amounts required to be allocated to each Partner pursuant hereto.

                  (c) QUALIFIED INCOME OFFSET. In the event a Partner receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended, among other things, to meet the requirements for a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

                  (e) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

                  (f) CURATIVE ALLOCATIONS. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under SECTION 7.1 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This paragraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this SECTION 7.2 (except under paragraphs (d) and (f) hereof).

         SECTION 7.3       TAX ALLOCATIONS.

                  (a) GENERALLY. Subject to paragraphs (b), (c) and (d) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

                  (b) SECTIONS 1245/1250 RECAPTURE. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (i) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

                  (c) ALLOCATIONS RESPECTING SECTION 704(C) AND REVALUATIONS. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The Partnership shall apply the "traditional method" for such allocations, as described in Regulation Section 1.704-3(b), and the allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-3(b)(1).

         SECTION 7.4       ADDITIONAL SPECIAL ALLOCATIONS.

         Notwithstanding anything to the contrary in SECTION 7.1 or elsewhere in this Agreement, a portion of any Net Income or Net Loss allocable to the Partnership from certain partnerships in which it holds interests that would otherwise be allocable to the holder of the General Partnership Units shall instead be allocable to the other Partners in proportion to their respective Percentage Interests.

                                  ARTICLE VIII

                  EXPENSES; RIGHTS, DUTIES AND RESTRICTIONS OF
                               THE GENERAL PARTNER

         SECTION 8.1       EXPENSES BORNE BY THE PARTNERSHIP.

                  (a) The total costs and expenses to be incurred by the General Partner in connection with the transactions contemplated by this Agreement shall be paid by, and allocated to, the Partnership. Such costs and expenses shall include, without limitation, (i) all expenses relating to the formation of the General Partner and the Partnership, (ii) all expenses relating to the public offering and registration of securities by the General Partner, (iii) all expenses associated with the preparation and filing of any periodic reports by the Partnership and the General Partner under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Partnership and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the Partnership and the General Partner incurred in the ordinary course of its business on behalf of the Partnership (collectively "Administrative Expenses").

                  (b) Except as otherwise provided in paragraph (c) below, all fees and other costs that the General Partner incurs for legal and accounting services provided to the General Partner after the date hereof by third parties in connection with the preparation and maintenance of the General Partner's books and records, financial statements, tax returns and reports to stockholders and the Securities and Exchange Commission, shall be paid by, and allocated to, the Partnership and shall be deemed Administrative Expenses. The General Partner shall be entitled to reimbursement by the Partnership for any such expenditures incurred by it on behalf of the Partnership.

                  (c) In the event that the General Partner hereafter acquires any assets outside of the Partnership or an entity wholly-owned by the Partnership, the percentage of Administrative Expenses allocated to the Partnership shall be reduced to an amount that is fair and equitable to the Partnership under the circumstances, as determined by the General Partner.

         SECTION 8.2       POWERS AND DUTIES OF GENERAL PARTNER.

                  (a) The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, the General Partner shall exercise all of the powers of the Partnership and have specifically, without limiting the foregoing the right, power and authority:

                           (i) To manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

                           (ii) To acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein and interests in Entities investing therein, and to determine the manner in which title thereto is to be held; to manage (directly or through property managers), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to re-subdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to collect all rental and other income accruing to the Partnership; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

                           (iii) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                           (iv) To enter into, make, amend, perform and carry out or cancel and rescind, contracts and other obligations on behalf of the Partnership and to cause all Administrative Expenses to be paid;

                           (v) To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature (including interest rate swaps, caps and hedges) with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

                           (vi) To pledge, hypothecate, mortgage, assign, deposit; deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

                           (vii) To sell or otherwise dispose of any or all assets of the Partnership;

                           (viii) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership and to settle claims under such insurance;

                           (ix) To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts; to pay all taxes, assessments, rents and other impositions applicable to the assets of the Partnership and to seek to reduce the same; to invest all monies of the Partnership;

                           (x) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                           (xi)     To confess judgment against the Partnership;

                           (xii) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed including, without limitation, the execution and delivery on behalf of the Partnership of notes, mortgages, deeds of trust and like instruments;

                           (xiii) To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                           (xiv) To maintain the Partnership's books and records;

                           (xv) To prepare and deliver, or cause to be prepared and delivered by the Partnership's accountants, all financial and other reports with respect to the operations of the Partnership, and all federal and state tax returns and reports;

                           (xvi) To act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any Person, including the Partnership, with respect to any business of the Partnership;

                           (xvii) To become a partner or member in, and perform the obligations of a partner or member of, any general or limited partnership or limited liability company;

                           (xviii) To apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;

                           (xix) To pay or reimburse any and all actual fees, costs and expenses incurred in the formation and organization of the Partnership;

                           (xx) To do all acts which are necessary, customary or appropriate for the protection and preservation of the Partnership's assets, including the establishment of reserves;

                           (xxi) To exercise all rights, and to perform all duties, responsibilities and obligations, granted to or required of the General Partner by this Agreement; and

                           (xxii) In general, to exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.

         SECTION 8.3       PROSCRIPTIONS.

         The General Partner shall not have the authority to:

                  (a) Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

                  (b) Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

                  (c) Do any act in contravention of applicable law.

         SECTION 8.4       ADDITIONAL PARTNERS.

         Additional Partners may be admitted to the Partnership only as provided in ARTICLE XII hereof.

         SECTION 8.5       COMPENSATION OF THE GENERAL PARTNER.

         The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for those costs and expenses pursuant to
SECTION 8.1 hereof including those constituting Administrative Expenses.

         SECTION 8.6       WAIVER AND INDEMNIFICATION.

                  (a) Neither the General Partner nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by it within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence.

                  (b) To the fullest extent permitted by Delaware law, the Partnership shall indemnify the General Partner and its Affiliates and any Person acting on their behalf (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this SECTION 8.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this SECTION 8.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this SECTION 8.6.

                  (c) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

                  (d) The indemnification provided by this SECTION 8.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

                  (e) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (f) For purposes of this SECTION 8.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
SECTION 8.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participant and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  (g) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (h) An Indemnitee shall not be denied indemnification in whole or in part under this SECTION 8.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (i) The provisions of this SECTION 8.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this SECTION 8.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this SECTION 8.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  (j) All rights of any indemnitee hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder. The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all other rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity.

         SECTION 8.7 OPERATION IN ACCORDANCE WITH REIT REQUIREMENTS.

         The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the General Partner to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability on either the General Partner or the Partnership. The General Partner shall not be required to take any action which would result in the General Partner ceasing to satisfy the REIT Requirements or the imposition of any federal income or excise tax liability on the General Partner.

         SECTION 8.8       RELIANCE BY THIRD PARTIES.

                  (a) Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially.

                  (b) Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                  (c) Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

         SECTION 8.9       OTHER MATTERS CONCERNING THE GENERAL PARTNER.

                  (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been singed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional expertise shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner; and any Person dealing with the Partnership shall be entitled to rely on any certificate, document or other instrument executed on behalf of the Partnership by a duly authorized officer or by a duly authorized attorney or attorneys-in-fact of the General Partner. Each such attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the General Partner to continue to have the General Partner qualify as a REIT or
(ii) to avoid the General Partner incurring any taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Nothing however in this Agreement shall be deemed to give rise to any liability on the part of the Limited Partners for the General Partner's failure to have the General Partner qualify or continue to qualify as a REIT or failure to avoid incurring any taxes under the foregoing Sections of the Code.

         SECTION 8.10      MEETINGS OF PARTNERS.

                  (a) Meetings of Partners may be called at any time by the General Partner to consider, and shall be so called so that the Partners may act on, any matter on which they are entitled to act under the terms of this Agreement or the Act.

                  (b) The General Partner may fix a date not more than 60 nor less than five (5) days preceding the date of any meeting of Partners, or preceding the last day on which the consent of Partners may be effectively expressed for any purpose without a meeting, as a record date for the determination of the Partners entitled to notice of, and to vote at, such meeting or to express such consent. In either such case, such Partners, and only such Partners as shall be Partners of record on the record date shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any Partnership Interest on the Register after any such record date fixed as aforesaid.

                  (c) Notice of any meeting at which Partners are entitled to vote, or of any matter upon which action by written consent of such Partners is to be taken, shall be given to each Partner of record not less than five (5) nor more than 60 days prior to the date of such meeting or the date on which consent must be given, as the case may be. Each such notice will include a statement setting forth (i) the date, time and place of the meeting or the date by which such action is to be taken, (ii) a description of the matter on which such Partners are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                  (d) Except as otherwise provided by law, at any meeting of Partners, the holders of a majority of the Units entitled to vote as such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of the Units entitled to vote thereat present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                  (e) Each Partner entitled to vote at a meeting or to express consent to Partnership action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any Partner shall be duly appointed by an instrument in writing subscribed by such Partner and reasonably acceptable in form and substances to the General Partner. Except as otherwise provided by law, no vote on any question upon which a vote of the Partners may be taken need be by ballot unless the General Partner shall determine that it shall be by ballot or the holders of a majority of all Units present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the Partnership Interests voted and the name of the Partner or proxy voting. Unless otherwise provided by law or by this Agreement, all questions shall be decided by the vote of the holders of a majority of the Units present in person or by proxy at the meeting and entitled to vote on the question.

                  (f) Any action required to or which may be taken at a meeting of Partners may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all Units entitled to vote thereon were present and voted, and shall be delivered to the Partnership by delivery to the General Partner (who shall have custody of the books in which proceedings of meetings of Partners are recorded). Prompt notice of the taking of action without a meeting shall be given to the Partners entitled to vote who have not consented in writing.

                  (g) The General Partner, in its sole discretion, shall establish all other provisions relating to meetings of Partners, in addition to those expressly provided herein, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Partner, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote, in each case consistent with the terms hereof and in accordance with the Act.

                                   ARTICLE IX

                             ACCOUNTING AND RECORDS

         SECTION 9.1       BOOKS AND RECORDS.

         The General Partner shall keep books of account for the Partnership in accordance with the method of accounting used for federal income tax purposes. Upon at least five Business Days' prior notice to the General Partner, any Limited Partner shall have the right, to the extent provided for in the Act, to inspect and copy at its own expense the Partnership's books and records during normal business hours.

         SECTION 9.2       ANNUAL REPORTS.

                  (a) Not later than 90 days after the end of each Fiscal Year (or such earlier date as may be required under the Code) the General Partner shall deliver to each Partner a report indicating each Partner's share for federal income tax purposes of the Partnership's income, credits and deductions for the immediately preceding Fiscal Year, together with all other information concerning the Partnership which may be required by the Code from time to time.

                  (b) The General Partner shall also cause an annual report of the operation of the Partnership to be distributed to the Partners within 120 days after the end of each Fiscal Year together with Audited Financial Statements reflecting the Partnership's operation during such year.

                  (c) The General Partner may also furnish the Limited Partners with such other periodic reports concerning the Partnership's business and activities as the General Partner considers necessary to advise all Partners properly about their investment in the Partnership and shall, upon the written request of any Limited Partner, provide such Partner with:

                           (i) a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

                           (ii) a current list of the name and last known business, residence or mailing address of each Partner; and

                           (iii) a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

         SECTION 9.3       TAX RETURNS.

         The General Partner shall cause all income and other tax returns of the Partnership to be prepared and filed in a timely manner. The General Partner shall be the Tax Matters Partner (as defined in section 6231(a)(7) of the Code) of the Partnership.

         SECTION 9.4       FISCAL YEAR.

         The fiscal year ("Fiscal Year") of the Partnership shall be the calendar year.

         SECTION 9.5       BANK ACCOUNTS.

         All funds of the Partnership shall be deposited in such accounts established in the Partnership's name with such financial institutions as may be determined from time to time by the General Partner. Withdrawals from any such accounts shall be made in the Partnership's name upon the signature of such officers of the General Partner and such other signature or signatures, if any, as the General Partner shall from time to time designate. Funds in such accounts shall not be commingled with the funds of any Partner.

                                    ARTICLE X

                           CHANGES IN GENERAL PARTNERS

         SECTION 10.1 PERMITTED ASSIGNMENT OF GENERAL PARTNERSHIP INTEREST; PERMITTED WITHDRAWAL BY THE GENERAL PARTNER.

         The General Partner shall not have the right to resign or withdraw or to Transfer all or any portion of its General Partnership Interest represented by General Partnership Units, except that the General Partner may (a) assign all or a portion of its General Partnership Interest represented by outstanding General Partnership Units to a substitute or additional General Partner permitted under and selected in accordance with SECTION 10.2; (b) assign its General Partnership Interest represented by outstanding General Partnership Units to any Entity that has, by merger, consolidation or otherwise, acquired substantially all of its assets and continued its business and has been designated to succeed to its rights and obligations under this Agreement in accordance herewith; and (c) pledge or grant a security interest in its right to receive payments and distributions under this Agreement. In connection with any Transfer described in clauses (a) and(b) of all the General Partnership Interest, the General Partner may withdraw as such upon the admission of the assignee. SECTIONS 10.2 AND 10.4 shall apply in the case of a Transfer of all or a portion of a General Partnership Interest.

         SECTION 10.2      ADMISSION OF ADDITIONAL GENERAL PARTNERS.

         One or more additional or substitute General Partners may be admitted to the Partnership from time to time by the General Partner in the circumstances contemplated by SECTION 10.1, provided the additional or substitute general partner is to be able to fulfill the duties of a general partner hereunder, as determined by the General Partner. Otherwise, no additional General Partner may be admitted to the Partnership except as provided in SECTION 12.1. The terms of such assignment and the nature of the duties of the newly admitted General Partner shall be as agreed upon between the General Partner and such additional General Partner.

         SECTION 10.3      EFFECT OF WITHDRAWAL OF GENERAL PARTNER.

                  (a) Upon the occurrence of an Event of Withdrawal of the General Partner (other than one permitted by SECTION 10.1), the General Partner shall cease to be such, and its Partnership Interest shall be converted to an undesignated Limited Partnership Interest entitling the holder thereof to the same share of the Partnership's income, gain, loss, deduction and distributions as are allocated to the General Partner hereunder, subject to the Partnership's right to set off (i) any damages caused to it if the Event of Withdrawal is in violation of this Agreement and (ii) any obligation of the General Partner under paragraph (b).

                  (b) Upon the occurrence of an Event of Withdrawal of the General Partner, the General Partner shall pay to the Partnership in cash the amount of any deficit balance in its Capital Account unless the Event of Withdrawal is permitted by SECTION 10.1.

         SECTION 10.4      LIABILITY OF A WITHDRAWN GENERAL PARTNER.

         Any General Partner who shall commit or suffer an Event of Withdrawal or shall otherwise withdraw from the Partnership shall remain liable for obligations and liabilities incurred by it as General Partner prior to the occurrence of such Event of Withdrawal or other withdrawal, but it shall be free of any such obligation or liability incurred on account of the activities of the Partnership thereafter.

                                   ARTICLE XI

                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

         SECTION 11.1      GENERAL TRANSFER PROVISIONS AND RESTRICTIONS.

                  (a) Subject to SECTION 11.1(B), any Limited Partner may Transfer all or any portion of, or right in or to, Units of Limited Partnership Interest, without the consent of the General Partner or any other Partner.

                  (b)      Notwithstanding the foregoing,

                           (i) no Transfer of any Limited Partnership Interest shall be permitted if, in the opinion of the General Partner based on the advice of counsel, there is a significant possibility that such
         Transfer:

                                    (A) may not be effected without registration
                  under the Securities Act of 1933, or would result in the violation of any applicable state securities laws; or

                                    (B) would result in the termination of the
                  Partnership within the meaning of section 708 of the Code, or would have a material adverse effect on any Partner for federal income tax purposes; or

                                    (C) would cause the Partnership to be taxed
                  other than as a partnership for federal income tax purposes or impair the ability of the Partnership to take advantage of any favorable tax election or treatment as a result of being taxed as a partnership (whether such impairment shall arise from the termination of the Partnership for federal tax purposes or otherwise); or

                                    (D) would cause the Partnership to become,
                  with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); or

                                    (E) would cause any portion of the assets of
                  the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; and

                           (ii) No Limited Partner shall effect any Transfer:

                                    (A) to any person or entity who lacks the
                  legal right, power or capacity to own Partnership Units;

                                    (B) in violation of any provision of any
                  mortgage or trust deed (or the note or bond secured thereby) to which the Partnership is a party or is otherwise bound;

                                    (C) of any component portion of Partnership
                  Units, such as the Capital Account, or rights to distribution, separate and apart from all other components of Partnership Units; or

                                    (D) in the event such Transfer would cause
                  the General Partner or any successor thereto to cease to comply with the REIT Requirements.

In furtherance of this subsection, the General Partner and the Partnership shall in no event recognize any trade of a Limited Partnership Interest in a secondary market or the substantial equivalent thereof and shall take such actions as are necessary so that such trades are not recognized.

                  (c) All Transfers of Limited Partnership Interests shall be by instrument in form and substance reasonably satisfactory to the General Partner. Any Transfer of Limited Partnership Interests in violation of this Agreement shall be null and void and shall not operate to vest any rights in any transferee.

                  (d) In no event shall the Partnership dissolve or terminate upon the admission of any Partner to the Partnership or upon any permitted Transfer of a Partnership Interest by any Partner. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event. No Transfer of any Limited Partnership Interest in the Partnership shall constitute a change of Control of the Partnership.

         SECTION 11.2      EXPENSES.

         All expenses of the Partnership and of the Partners occasioned by a permitted Transfer shall be borne by the Partner effecting such Transfer.

         SECTION 11.3      ALLOCATIONS WITH RESPECT TO TRANSFERRED INTEREST.

         Upon the permitted Transfer of all or any part of a Partnership Interest ("Transferred Partnership Interest"), each item of Partnership income (or loss) and deduction allocable to such Partnership Interest shall be pro rated (as to the Transferred Partnership Interest) between the transferor and transferee on the basis of the number of days in the taxable year of the Partnership preceding (and including) and succeeding, respectively, the date as of which the assignment is executed. Unless otherwise agreed by the transferor and transferee Partners, gain or loss from the sale or other taxable disposition of a Partnership capital asset shall be allocated to the Persons who were Partners at the time such gain or loss was recognized by the Partnership.

         SECTION 11.4      ELECTION.

         The General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership property as provided in sections 734(b) and 743(b) of the Code. The General Partner shall be responsible for determining the adjustments required or permitted by said sections of the Code, except that, in the case of any adjustment required or permitted under section 743(b) of the Code, the transferee Partner or Partners shall be solely responsible for determining the adjustments required thereunder unless such Partner or Partners provide the General Partner with all the information necessary for the General Partner to determine the adjustments. If any adjustments to the basis of Partnership property are made pursuant to section 732(d), 734(b) or 743(b), the capital accounts of the Partners shall be adjusted as specified in Regulation
Section 1.704-1(b)(2)(iv)(m).

         SECTION 11.5      TRANSFEREE'S RIGHTS.

         The Transfer of a Limited Partnership Interest in accordance with this Agreement entitles the transferee to share in such profits and losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction, or credit or similar item to which the transferor Partner was entitled (to the extent of the Transferred Partnership Interest) but does not entitle the transferee to become or to exercise any other rights of a Partner unless and until the transferor Partner has advised the General Partner that such transferor Partner is to be admitted as a Partner pursuant to, and has satisfied the requirements of, ARTICLE XII.

                                   ARTICLE XII

                              ADMISSION OF PARTNERS

         SECTION 12.1      PROCEDURE.

                  (a) Substitute or additional General or Limited Partners may be admitted to the Partnership as a result of a permitted Transfer of Partnership Interests pursuant to ARTICLE X OR XI. Additional General or Limited Partners shall also be admitted to the Partnership as a result of the issuance of additional Partnership Interests pursuant to ARTICLE III. Each substitute or additional Partner shall sign a supplement to this Agreement at the time such Partner is admitted confirming the admission of the new Partner hereunder, and containing such Person's binding agreement to be bound by all of the terms of this Agreement.

                  (b) In connection with the admission of any new Partner to the Partnership, the General Partner shall have the power, right and authority to amend this Agreement to reflect the rights and obligations of such new Partner, including without limitation its obligations to contribute to the capital of the Partnership, rights to distributions, or rights to approve or consent to Partnership actions.

                                  ARTICLE XIII

                     DISSOLUTION, LIQUIDATION AND WINDING-UP

         SECTION 13.1      EVENTS OF DISSOLUTION.

         The occurrence of any of the following shall constitute an event of dissolution of the Partnership (an "Event of Dissolution"):

                  (a) the expiration of the term of the Partnership as provided herein;

                  (b) the sale or other disposition in a single transaction or series of related transactions of all or substantially all of the assets of the Partnership unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the General Partner may elect to defer the dissolution of the Partnership until the last day of the Fiscal Year during which the Partnership shall receive the balance of such deferred payment;

                  (c) SUBJECT TO SECTION 13.2, the occurrence of an Event of Withdrawal with respect to a General Partner;

                  (d) the acquisition by a single Person of all of the Partnership Interests;

                  (e) the issuance of a decree of dissolution by a court of competent jurisdiction pursuant to the Act; or

                  (f) the consent of the General Partner and the holders of at least 50% of the Limited Partnership Units.

         SECTION 13.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER CERTAIN EVENTS OF DISSOLUTION.

                  (a) Notwithstanding SECTION 13.1(C), if, at the time of an Event of Withdrawal, there shall be one or more General Partners not affected by the Event of Withdrawal, then such other General Partner or General Partners shall (and are hereby authorized to) carry on the business of the Partnership, and if they do so the Partnership shall not be liquidated and its business wound up.

                  (b) Notwithstanding SECTION 13.1(C), at the time of an Event of Withdrawal to which subsection (a) is not applicable, the Partnership shall not be liquidated and its business wound up if, within 90 days after the occurrence of the Event of Withdrawal, not less than a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the Event of Withdrawal of one or more replacement General Partners who agree to serve as such.

         SECTION 13.3      EFFECT OF EVENT OF DISSOLUTION.

         Upon the occurrence of an Event of Dissolution, unless otherwise provided in SECTION 13.2, the Partnership shall be dissolved and shall continue solely for the purposes of winding up its business and liquidating in accordance with this Article all of its assets and collecting the proceeds from such liquidation, at which time the Partnership shall be wound up. Unless the business of the Partnership is continued as provided in SECTION 13.2, after the occurrence of an Event of Dissolution the Partnership shall engage in no further business other than as necessary to operate on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities in accordance with this Article.

         SECTION 13.4      ACCOUNTING.

         In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Income or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report thereon of a certified public accountant selected by the Liquidating Trustee.

         SECTION 13.5      DISTRIBUTION ON DISSOLUTION.

                  (a) In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution and distributed in the following rank and order:

                           (i) First, for payment of creditors of the Partnership (including creditors who are Partners) in the order of priority as provided by law;

                           (ii) Next, for establishment of reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;

                           (iii) Last, for payment to the General Partner and the Limited Partners in accordance with the positive balances in their respective Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those adjustments made pursuant to this SECTION 13.5(A)(IV)).

                  (b) Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (a)(ii) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

         SECTION 13.6      TIMING REQUIREMENTS.

         In the event that the Partnership is "liquidated" within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to SECTION 13.5(A) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs, or (ii) ninety (90) days after the date of such liquidation.

         SECTION 13.7      SALE OF PARTNERSHIP ASSETS.

         In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may sell Partnership property if the Liquidating Trustee has in good faith solicited bids from unrelated third parties before making any such sale; provided, however, all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Trustee solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied, released or assumed by the General Partner. The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until such obligations are paid in full or otherwise satisfied.

         SECTION 13.8      DISTRIBUTIONS IN KIND.

         In the event that it becomes necessary to make a distribution of Partnership property in kind, the Liquidating Trustee may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of SECTION 13.5 hereof.

         SECTION 13.9      DOCUMENTATION OF LIQUIDATION.

         Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

         SECTION 13.10     LIABILITY OF THE LIQUIDATING TRUSTEE.

         The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of: (a) a matter entirely unrelated to the Liquidating Trustee's action or conduct pursuant to the provisions of this Agreement; or (b) the willful misconduct or gross negligence of the Liquidating Trustee.

                                   ARTICLE XIV

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         SECTION 14.1      NO PARTICIPATION IN MANAGEMENT.

         The Limited Partners shall not take part in the management or control of the Partnership's business, transact any business in the Partnership's name, have the power to sign documents for or otherwise bind the Partnership or except as required by the Act or expressly provided by this Agreement, have any right to vote on or consent to any matter, provided, however, that nothing in the foregoing shall be deemed to prohibit or preclude any Limited Partner or its Affiliates from serving as an officer, trustee, director or employee of the General Partner or its Affiliates or otherwise transacting business with the Partnership.

         SECTION 14.2      DEATH, INCOMPETENCE, BANKRUPTCY, ETC.

         The death, incompetence, Bankruptcy, dissolution or liquidation of a Limited Partner shall not cause a dissolution of the Partnership. The rights of such a Limited Partner to share in the income and losses of the Partnership, to receive distributions and to assign its Partnership Interest pursuant to this Article, on the happening of such an event, shall devolve on such Limited Partner's beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling the estate or administering the property of such Limited Partner. Such successor or personal representative, however, shall be admitted as a Limited Partner only upon compliance with the requirements set forth in SECTION 12.1(A).

         SECTION 14.3      NO WITHDRAWAL.

         No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

         SECTION 14.4      POWER OF ATTORNEY.

                  (a) Each Limited Partner constitutes and appoints the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.

                  (b) The foregoing power of attorney is irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death, incapacity or incompetency of a Limited Partner to the effect and extent permitted by law and the Transfer of all or any portion of such Limited Partner's Partnership Units and shall extend to such Limited Partner's heirs, distributees, successors, assigns and personal representatives.

         SECTION 14.5      LIMITED LIABILITY OF LIMITED PARTNERS.

         The Limited Partners shall not be personally liable for any obligations or debts of the Partnership to third parties, except to the extent provided in the Act.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         SECTION 15.1      NOTICES.

         All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied, delivered by reputable courier service or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or courier service or three business days after deposit in United States Mail, registered or certified, postage prepaid, and properly addressed to the most current address of such party noted in the Register, by or to the appropriate party. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

         SECTION 15.2      SUCCESSORS.

         This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

         SECTION 15.3      EFFECT AND INTERPRETATION.

         This Agreement and all of the terms and provisions hereof shall be governed by and construed in accordance with the law, including the law on conflicts of law, of the State of Delaware.

         SECTION 15.4      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         SECTION 15.5      PARTNERS NOT AGENTS.

         Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any trustee, director, shareholder, officer, employee, agent or attorney of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing.

         SECTION 15.6      ENTIRE UNDERSTANDING.

         This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.

         SECTION 15.7      AMENDMENTS.

                  (a) The General Partner shall have the power and authority, in its sole discretion and without the consent of any other Partner, to amend any and all of the provisions of this Agreement, including, without limitation, to
(i) establish the rights, privileges, duties and obligations of any Partner or class of Partnership Interest, (ii) add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners; (iii) reflect the issuance of additional Partnership Interests, and the admission, substitution, termination or withdrawal of Partners, in each case in accordance with the provisions of this Agreement; (iv) record permitted Transfers of Partnership Units on the books of the Partnership; (v) reflect a change that is of an inconsequential nature and does not adversely affect the holders of the Limited Partnership Units in any material respect;
(vi) cure any ambiguity or correct plain errors in this Agreement; or (vii) satisfy any legal requirements; except that, without the consent of each existing Partner adversely affected thereby, the General Partner shall not (except, in each and every case, as may be required to correct plain errors or ambiguities in this Agreement) amend this Agreement so as to (i) require any Partner to make any additional contribution to the capital of the Partnership; or (ii) require any Partner to restore any negative balance in its capital account or otherwise to contribute any capital to the Partnership, except as required under the Act, the Code or other applicable laws or as expressly provided herein. In addition, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would
(i) convert a Limited Partnership Interest in the Partnership into a General Partnership Interest, (ii) affect a Limited Partner's right to receive distributions or (iii) modify the limited liability of a Limited Partner.

                  (b) The General Partner will provide notice to the Limited Partners promptly after any action under SECTION 15.7(A) if taken.

                  (c) This SECTION 15.7 may not be amended except with the prior written consent of the General Partner and the holders of 50% of the then outstanding Limited Partnership Units of each class.

         SECTION 15.8      SEVERABILITY.

         If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

         SECTION 15.9      TRUST PROVISION.

         This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

         SECTION 15.10     PRONOUNS AND HEADINGS.

         As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".

         SECTION 15.11     ASSURANCES.

         Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

                           GENERAL PARTNER:

                           Correctional Properties Trust, a Maryland real estate investment trust


                           By:  /s/ George C. Zoley
                               ------------------------------------------------
                               Name: George C. Zoley
                               Title: Chairman of the Board


                           INITIAL LIMITED PARTNERS:

                           Correctional Properties Trust, a Maryland real estate investment trust


                           By:  /s/ George C. Zoley
                               ------------------------------------------------
                               Name: George C. Zoley
                               Title: Chairman of the Board


                           CPT Limited Partner Inc., a Delaware corporation


                           By:  /s/ Charles R. Jones
                               ------------------------------------------------
                               Name: Charles R. Jones
                               Title: President

                                    EXHIBIT A

GENERAL PARTNER

         Name:             Correctional Properties Trust
         Address:          4200 Wackenhut Drive
                           Palm Beach Gardens, FL  33410-4243

                           Initial Capital Contribution:      $20.00
                           General Partnership Units:         One (1)

INITIAL LIMITED PARTNERS

1.       Name:             Correctional Properties Trust
         Address:          4200 Wackenhut Drive
                           Palm Beach Gardens, FL  33410-4243

                           Initial Capital Contribution:      $1,960.00
                           Limited Partnership Units:         Ninety-eight (98)

2.       Name:             CPT Limited Partner Inc.
         Address:          4200 Wackenhut Drive
                           Palm Beach Gardens, FL  33410-4243

                           Initial Capital Contribution:      $20.00
                           Limited Partnership Units:         One (1)